                        FACTORY BUILDING LEASE AGREEMENT

                                  June 19, 2006

                        FACTORY BUILDING LEASE AGREEMENT

Party A: WUXI LONGHUA STEEL PIPES COMPANY LIMITED (lessor)

Party B: WUXI SEAMLESS OIL PIPES COMPANY LIMITED (lessee)

After friendly consultation about the lease of land, factory building and auxiliary equipment, the Parties hereby agree as follows:

I     LOCATION, AREA, STRUCTURE AND APPLICATION OF LAND, FACTORY BUILDING AND
      AUXILIARY FACILITIES

1.    Location of land and factory building

The factory building located at #25 Plot, Development Zone, Xinqu, Wuxi,
Jiangsu.

2.    Area, structure and application of land and factory building

The land area is about 24 mu; the area of construction of the leased factory building is 8,911.86 square meters and the area of construction of the three-storey office building is 592.4 square meters (thus the aggregate area of construction is 9,504.26 square meters).

The workshop is a steel structure and the office building is a frame structure.
They shall be used as the production factory of Party B.

II    RENTAL FEE, USE TERM AND PAYMENT TERMS FOR THE LAND, FACTORY BUILDING AND
      AUXILIARY FACILITIES

1.    Party A agrees to lease the land, factory building and auxiliary facilities to Party B and Party B agrees to accept the lease.

2.    Rental fee

The rental fees for the factory building and auxiliary facilities is RMB 15 per square meter per month (including the land use fees) and the total amount per month is RMB 142,563.9 (RMB ONE HUNDRED AND FORTY-TWO THOUSAND FIVE HUNDRED AND
SIXTY-THREE YUAN AND NINETY CENTS).

The lease period of the factory building is two years (from September 1, 2006 to
August 31, 2008). Upon the expiry of this lease agreement, Party B shall return the factory building to Party A. If Party B intends to renew the lease, Party B shall contact Party A for consultation 2 months prior to the expiry date and sign another agreement with Party B. In that case, Party B has priority to lease the factory building.

3.    Payment terms of rental fee

Both Parties agree that the first payment date of the rental fee is September 1,
2006. To reduce the capital pressure on Party A, Party B shall pay the rental fee at the beginning of each half year by check.

III   INFRASTRUCTURES OF LEASED FACTORY BUILDING

Party A undertakes to provide the following infrastructure to the leased factory building (they shall be connected to the factory building).

1.    Electricity: electricity for living. Party A shall be responsible for applying for the industrial electricity and Party B shall assist Party A in the application.

2.    Water supply: water for living and fire control. 500 tons per month.

3.    Telephone line: Party B shall be responsible for the application.

In case the capacities of the above equipment need to be increased, the various construction expenses and equipment expenses for the increase shall be borne by
Party B.

IV.   OBLIGATIONS AND RESPONSIBILITIES OF THE PARTIES DURING THE LEASE PERIOD

1.    Obligations and responsibilities of Party A during the lease period:

1.1   Within 3 days from the payment date of the down payment by Party B, Party
      A shall deliver the factory building to Party B for its normal use.

1.2   During the lease period, Party A shall keep the factory building in good condition and ensure normal use by Party B.

1.3   Party A shall assist Party B in handling the application formalities necessary for company incorporation and normal production and operation.

2.    Obligations and responsibilities of Party B during the lease period:

2.1   Party B shall pay the rental fees within the agreed time limit of this
      Agreement.

2.2   In case Party B intends to modify and decorate of the factory building or add facilities, it shall first obtain the written approval of Party A and
      [complete] the relevant approval formalities, with the expenses to be borne by Party B.

2.3   In case Party B intends to transfer the lease to a third party or exchange the factory building with a third party, Party B shall obtain the prior approval of Party A.

2.4   In case Party B damages the factory building due to improper use or other causes, it shall be responsible for the compensation or repair.

2.5   Party B shall assist Party A in performing reasonable inspection and repair of the factory building

3.    Default Liabilities: in case either Party fails to perform the obligations under this agreement or violates the relevant national and local provisions on real estate contracts, the other Party may cancel this
      Agreement in advance and the Party violating this Agreement shall be the responsible for all incurred losses. In case Party B fails to pay the rental fees for more than ten days, Party A shall charge Party B 1% of the annual rental fee as a penalty for each day overdue.

VI    FORCE MAJEURE

In case the leased factory building and facilities are damaged due to force majeure (such as an earthquake, typhoon or flood), neither Party shall bear responsibility to the other.

VII.  MISCELLANEOUS

1.    Any disputes arising from or in connection with this Agreement shall be settled by both Parties through friendly consultations.

2.    During the lease period, in case new taxes are levied due to changes in national policies, they shall be borne by the Parties as stipulated.

3.    The Parties hereto may have additional consultations about affairs not mentioned herein; supplemental agreements to this Agreement shall be of equal force with this Agreement after the application of seals by both parties.

4.    This Agreement is made in four copies with each Party holding one copy and the other two copies submitted to relevant authorities.

5.    The Parties hereto have caused this Agreement to be executed by their legal representatives or authorized representatives; after that, Party A shall handle the registration formalities regarding lease contracts with the local competent authorities.

This page is for the signature of the lease for land, factory building and auxiliary facilities for Wuxi Seamless Oil Pipes Company Limited.

Party  A: WUXI LONGHUA STEEL PIPES       Party B: WUXI SEAMLESS OIL PIPES
COMPANY LIMITED                          COMPANY LIMITED

(Seal)                                   (Seal)
       -------------------                      -------------------

Authorized Representative: /s/           Authorized Representative: /s/
                              --------                                 ---------

                                         Date: June 19, 2006

(The special seal for the registration of
real estate lease in Wuxi New Development
Zone Real Estate Management Bureau)